                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                      GLOBAL INDUSTRIAL TECHNOLOGIES, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.25 per share (together with the associated preferred share purchase rights issued pursuant to the Rights Agreement, dated as of October 31, 1995, as amended, between Global Industrial Technologies, Inc., a Delaware corporation (the "Company"), and The Bank of New York, the "Shares"), of the Company are not immediately available or time will not permit all required documents to reach The Bank of New York (the "Depositary") on or prior to the Expiration Date (as defined in the Offer To Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, transmitted by telegram, facsimile transmission or mailed to the Depositary. See Section 3 of the Offer To Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                              The Bank of New York

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                BY MAIL:                        BY HAND AND OVERNIGHT COURIER:

      Tender & Exchange Department               Tender & Exchange Department
             P.O. Box 11248                           101 Barclay Street
          Church Street Station                   Receive and Deliver Window
      New York, New York 10286-1248                New York, New York 10286
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                           By Facsimile Transmission:
                        (For Eligible Institutions Only)
                                 (212) 815-6213

                           For Information Telephone:
                                 (800) 507-9357

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If the instructions to the Letter of Transmittal require a signature to be guaranteed by an "Eligible Institution," such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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    Ladies and Gentlemen:

    The undersigned hereby tenders to Heat Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of RHI AG, an Austrian stock corporation, upon the terms and subject to the conditions set forth in the Offer To Purchase, dated July 16, 1999 (the "Offer To Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer To Purchase.

 Number of Shares: _______________

 Certificate No(s). (if
 available): _____________________

 If Share(s) will be tendered by book-entry transfer, check the box.

     / / The Depository Trust Company

 Account Number: _________________

 Date: __________________ Area Code and Telephone Number(s): __________________

 Name(s) of Record Holder(s): _________________ Signature(s): _________________
                             (Please Print)

 Address(es): _________________________________________________________________
                                                                 (Zip Code)

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
                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
                                   GUARANTEE
                    (Not to be used for signature guarantee)

     The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member at the Securities Transfer Agents Medallion Program, hereby guarantees to deliver to the Depositary at one of its addresses set forth above (i) the certificates representing all tendered Shares, in proper form for transfer, or a Book Entry Confirmation (as defined in Section 3 of the Offer To Purchase) with respect to such Shares, together with the properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with all required signature guarantees, or, (ii) in the case of a book-entry transfer of Shares, an Agent's Message (as defined in Section 2 of the Offer To Purchase), and all other documents required by the Letter of Transmittal, all within three New York Stock Exchange ("NYSE") trading days after the date hereof. A NYSE trading day is any day on which the NYSE is open for business.

 Name of Firm: ________________________________________________________________
                                    Authorized Signature

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Address:                                      Name:

                                              Title:
                                                          Please Type or Print

                  Zip Code                    Dated: , 1999
Area Code and
Tel. No.:
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 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
       DELIVERY. CERTIFICATES FOR SHARES SHOULD BE DELIVERED ONLY WITH THE LETTER OF TRANSMITTAL.

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